EXHIBIT 99.1

TAYLOR CAPITAL GROUP, INC. BOARD OF DIRECTORS

DECLARES QUARTERLY DIVIDENDS

Rosemont, IL -- September 14, 2006 -- The Board of Directors of Taylor Capital Group, Inc. (NASDAQ: TAYC) approved a cash dividend of $0.06 per share of its common stock, payable on October 6, 2006 for stockholders of record as of September 26, 2006. Also, a cash dividend of $0.609375 per share of trust preferred securities issued by TAYC Capital Trust I is payable on October 2, 2006 to stockholders of record as of September 29, 2006.

About Taylor Capital Group, Inc.

Taylor Capital Group, Inc. is a $3.4 billion bank holding company whose wholly owned subsidiary, Cole Taylor Bank, is Chicago's leading commercial bank specializing in serving the business banking, real estate lending and wealth management requirements of closely held and family-owned small- and mid-sized businesses.

The bank operates 12 business banking centers throughout the Chicago metropolitan area. Cole Taylor Bank is a member of the FDIC and an Equal Housing Lender.

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For further information:

Daniel C. Stevens
Chief Financial Officer
847-653-7730